Exhibit 99.2

Physicians Realty Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2014

(In thousands)

	Historical	January 2015 Offering	Minneapolis Properties	Pro Forma Reflecting Acquisitions

ASSETS
Investment Properties
Land and improvements	$79,334	$—	$9,859	$89,193
Building and improvements	644,086	—	85,179	729,265
Tenant improvements	5,614	—	—	5,614
Acquired lease intangibles	72,985	—	18,107	91,092
	802,019	—	113,145	915,164
Accumulated Depreciation	(45,569)	—	—	(45,569)
Net real estate property	756,450	—	113,145	869,595
Real estate loan receivable	15,876	—	—	15,876
Investment in unconsolidated entity	1,324	—	—	1,324
Net real estate investments	773,650	—	113,145	886,795
Cash and cash equivalents	15,923	297,200	(100,720)	212,403
Tenant receivables, net	1,324	—	—	1,324
Deferred costs, net	4,870	—	—	4,870
Other assets	15,806	—	3,654	19,460
Total Assets	$811,573	$297,200	$16,079	$1,124,852

LIABILITIES AND EQUITY
Credit facility borrowing	$138,000	$—	$—	$138,000
Mortgage debt	78,105	—	5,881	83,986
Accounts payable	700	—	—	700
Dividends payable	16,548	—	—	16,548
Accrued expenses and other liabilities	6,140	—	767	6,907
Acquired lease intangibles, net	2,871	—	494	3.365
Total liabilities	242,364	—	7,142	249,506

Redeemable preferred operating partnership units	—	—	8,937	8,937

Shareholder’s equity	534,730	293,817	—	828,547
Noncontrolling interest	34,479	3,383	—	37,862
Total Equity	569,209	297,200	—	866,409
Total Liabilities and Equity	$811,573	$297,200	$16,079	$1,124,852

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Physicians Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of December 31, 2014 reflects the Company’s first quarter 2015 acquisition of seven medical office facilities located in the Minneapolis-St. Paul Metropolitan area and one additional medical office facility located in Jamestown, North Dakota (collectively the “Minneapolis Properties”) for a total purchase price of $116.3 million.  The historical consolidated balance sheet of the Company prior to the acquisition of the Minneapolis Properties has been derived from the audited consolidated balance sheet included in the Company’s Annual report on Form 10-K for the annual period ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on March 12, 2015.

Notes and Management Assumptions

On January 21, 2015, the Company completed a follow-on public offering of 18,975,000 common shares of beneficial interest, including 2,475,000 common shares issued upon exercise of the underwriters’ overallotment option, resulting in net proceeds of approximately $297.2 million (the “January 2015 Offering”). The impact of the January 2015 Offering has been included in the pro forma consolidated balance since it was the main source of funding for the acquisition of the Minneapolis Properties.  Noncontrolling interest was adjusted by $3.4 million, to reflect the adjustment for noncontrolling interests ownership in Operating Partnership for the impact of the 2015 Offering.

The acquisition of the Minneapolis Properties was accounted for as business combinations and recorded at fair value, which approximated the purchase price, exclusive of acquisition costs, which were expensed. Each property’s fair value was then allocated between land, building, acquired lease intangibles, receivables and assumed debt based upon their fair values at the date of acquisition. The Minneapolis Properties’ purchase price was funded with cash of $100.7 million, the issuance of 44,685 preferred Series A units of the Company’s operating partnership, valued at $9.7 million and debt assumption of $5.9 million.  A portion of the Series A units, valued at $0.8 million, are redeemable for cash and have been classified as a liability.  The preferred Series A units have a stated coupon rate of 5%.

Physicians Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Operation

For the Year Ended December 31, 2014

(In thousands, expect share and per share data)

	Historical	January 2015 Offering	Minneapolis Properties	2014 Acquisition Properties	Pro Forma Reflecting Acquisitions
Revenues:
Rental revenues	$46,397	$—	$6,264	$10,772	$63,433
Expense recoveries	5,871	—	3,914	4,276	14,061
Interest income on real estate loans and other	1,066	—	—	179	1,245
Total Revenue	53,334	—	10,178	15,227	78,739
Expenses:
Interest expense, net	6,907	—	387	3,225	10,519
General and administrative	11,440	—	—	—	11,440
Operating expenses	10,154	—	4,346	4,700	19,200
Depreciation and Amortization	16,731	—	4,518	4,966	26,215
Acquisition costs	10,897	—	1,765	—	12,662
Impairment loss	1,750	—	—	—	1,750
Total Expenses	57,879	—	11,016	12,891	81,786

(Loss) income before equity in income of unconsolidated entity and noncontrolling interests:	(4,545)	—	(838)	2,336	(3,047)
Equity in income of unconsolidated entity	95	—	—	—	95
Gain on sale of investment property	32	—	—	—	32
Net (loss)/income	(4,418)	$—	$(838)	$2,336	$(2,920)
Less: Net income/(loss) attributable to noncontrolling interests	381			(253)	128
Preferred distributions	—				(487)
Net loss attributable to common shareholders	$(4,037)				$(3,279)

Net loss per share:
Basic and diluted	$(0.12)				$(0.06)

Weighted average common shares:
Basic and diluted	33,063,093	18,975,000			52,038,093

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

Physicians Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2014 included the historical operations of the Company and have been derived from the unaudited consolidated statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the with SEC on March 12, 2015. The Company’s historical operations have been adjusted to take into consideration the following acquisitions as if they occurred on January 1, 2014.

During the first quarter of 2015, the Company acquired the Minneapolis Properties.  Historical financial results for the period presented for the Minneapolis Properties are included elsewhere in this Form 8-K.  Financial results for the year ended December 31, 2014 related to the Minneapolis Properties prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled Minneapolis Properties and adjusted as noted under “Notes and Management Assumptions.”

During 2014, the Company acquired the Columbus Properties, the El Paso Properties and the Harrisburg Properties (collectively the “Third Quarter Acquisitions”), the Pinnacle Properties and the Oshkosh Property (collectively the “Second Quarter Acquisitions”) and the Atlanta Property, the Sarasota Properties and the San Antonio Property (collectively the “First Quarter Acquisitions”) (collectively the “2014 Acquisitions).  Financial results and other information related to the Third Quarter Acquisitions, Second Quarter Acquisitions and First Quarter Acquisitions was included in a previously filed Form 8-KA, filed on November 12, 2014, August 4, 2014 and May 6, 2014, respectively.  Financial results for the 2014 Acquisitions prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled 2014 Acquisition Properties and adjusted as noted under “Notes and Management Assumptions.” Financial results since their acquisition are included in the Company’s historical consolidated results of operations for the period.

Notes and Management Assumptions

Revenue and operating expenses for the Minneapolis Properties and 2014 Acquisitions (prior to their acquisitions) are based upon the historical operations under the previous owners’ ownership. Depreciation and amortization expense is based upon the Company’s ownership and utilizing its own depreciation and amortization policies outlined in the Company Annual Report on Form 10-K.  Acquisition costs associated with the 2014 Acquisitions are included in the Company’s historical operations and acquisition costs associated with the Minneapolis Properties are assumed to be incurred in the year ended December 31, 2014. The impact of the Series A preferred units annual 5% coupon rate has been reflected in the column labeled Minneapolis Properties as if they were outstanding for the whole year.  Net pro forma operating results were adjusted for the net cumulative impact to reflect the noncontrolling interest holders’ share related to the operating partnership operations after the impact of all pro forma adjustments and includes the impact of the operating partnership units issued in connection with the acquisition of the and the El Paso Properties as if they were in outstanding as of January 1, 2014 (the adjustment is reflected in the and the 2014 Acquisition column).  The pro forma weighted average common shares have been adjusted for the impact of the January 2015 Offering, assuming the shares were outstanding as of January 1, 2014.